Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

________

Chesapeake Utilities Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-63381 and 333-121524) and Form S-8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694 and 333-124717) of Chesapeake Utilities Corporation of our report dated March 13, 2007 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 10, 2008